EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 27, 2015

Current Month				Rolling Performance				Rolling Risk Metrics* (December 2010 – November 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.1%	3.8%	-6.8%	-6.2%	-1.3%	-4.0%	0.7%	-4.0%	10.1%	-28.6%	-0.3	-0.5
B**	1.1%	3.8%	-7.3%	-6.8%	-1.9%	-4.6%	0.1%	-4.6%	10.2%	-29.9%	-0.4	-0.6
Legacy 1***	1.2%	4.0%	-4.9%	-4.2%	0.7%	-1.9%	N/A	-1.9%	10.0%	-23.7%	-0.1	-0.3
Legacy 2***	1.2%	4.0%	-5.1%	-4.4%	0.6%	-2.2%	N/A	-2.2%	10.0%	-24.4%	-0.2	-0.3
Global 1***	1.1%	3.8%	-5.0%	-4.2%	1.1%	-1.8%	N/A	-1.8%	9.8%	-21.9%	-0.1	-0.2
Global 2***	1.1%	3.9%	-5.1%	-4.3%	1.0%	-2.0%	N/A	-2.0%	9.8%	-22.4%	-0.2	-0.3
Global 3***	1.1%	3.8%	-6.5%	-5.9%	-0.7%	-3.7%	N/A	-3.7%	9.8%	-26.2%	-0.3	-0.5

S&P 500 Total Return Index****	0.1%	0.8%	3.5%	3.2%	16.3%	14.5%	7.5%	14.5%	11.9%	-16.3%	1.2	2.1
Barclays Capital U.S. Long Gov Index****	0.4%	-1.0%	-1.3%	1.5%	1.8%	6.8%	6.9%	6.8%	11.5%	-15.5%	0.6	1.1

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					33%
Energy	11%	Short	Crude Oil	3.0%	Short	11%	Short	Crude Oil	3.0%	Short
			Brent Crude Oil	2.6%	Short			Brent Crude Oil	2.6%	Short
Grains/Foods	8%	Short	Corn	2.0%	Short	8%	Short	Corn	2.1%	Short
			Soybeans	0.9%	Short			Soybeans	0.9%	Short
Metals	13%	Short	Gold	4.4%	Short	14%	Short	Gold	4.4%	Short
			Copper	2.6%	Short			Copper	2.6%	Short
FINANCIALS	68%					67%
Currencies	22%	Long $	Euro	3.5%	Short	22%	Long $	Euro	3.5%	Short
			Japanese Yen	3.4%	Short			Japanese Yen	3.4%	Short
Equities	27%	Long	S&P 500	4.3%	Long	26%	Long	S&P 500	4.3%	Long
			DJ Eurostoxx 50 Index	3.1%	Long			DJ Eurostoxx 50 Index	3.0%	Long
Fixed Income	19%	Long	Bunds	3.9%	Long	19%	Long	Bunds	3.9%	Long
			Bobl	1.8%	Long			Bobl	1.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rose following a smaller than expected rise in crude oil inventories and a further decline in the number of U.S. oil rigs.  Natural gas markets rose on forecasts for colder temperatures.

Grains/Foods
Wheat prices declined over 4% after the U.S. Department of Agriculture reported export sales at the low end of analyst estimates.  Soybean prices increased on strong export sales.  Sugar markets declined on higher supplies.  Cocoa markets declined on news the International Cocoa Organization had forecast a surplus for 2015.

Metals
Precious metals finished lower in anticipation of a Federal Reserve interest rate hike.  Copper prices were down slightly on sluggish demand, while the other base metals markets moved slightly higher on signs China would intervene in the domestic metals industry to prop up metals prices.

Currencies
The U.S. dollar finished slightly higher against global counterparts on speculation of an interest rate hike.  The Swiss franc declined after the Central Bank of Switzerland expanded its use of negative interest rates in order to control its currency.  The British pound moved lower after the Bank of England’s Chief Economist suggested that U.K. interest rates could be cut before they are raised.

Equities
U.S. equity markets were flat-to-slightly up on low volume during the shortened trading session before the Thanksgiving holiday.  The Dax Index rose on strong corporate performance.  The Hang Seng Index declined over 2% on continued concern over China’s economic stability and as officials attempt to reduce government support without precipitating another crash.

Fixed Income
U.S. Treasury markets moved slightly higher on news the net issuance of U.S. notes and bonds will decline next year.  The new supply will be the least since 2008.  U.K fixed income markets rose slightly on expectations for additional stimulus measures from the European Central Bank.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.